UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 19, 2024

Next Technology Holding Inc.

(formerly known as “WeTrade Group Inc.”)

(Exact name of Company as specified in charter)

Wyoming	001-41450	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Room 519, 05/F Block T3

Qianhai Premier Finance Centre Unit 2

Guiwan Area, Nanshan District, Shenzhen, China 518000.

+852- 52208810

(Address, including zip code, and telephone number, including area code, of principal executive offices)

Wyoming Registered Agent

1621 Central Ave Cheyenne, Wyoming 82001

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NXTT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets

Closing of the Transaction

On Apr 17th, 2024, Next Technology Holding Inc. (the "Company"), a Wyoming corporation, successfully completed the acquisition of 2,000 ordinary shares of Future Dao Group Holding Limited, an exempted company incorporated under the laws of the Cayman Islands (the "Target"). The acquisition was facilitated through a share purchase agreement (the "Purchase Agreement") with certain existing shareholders (the "Sellers") of the Target. The Company has filed a copy of the Purchase Agreement along with the previous Form 8-K dated March 1, 2024, which disclosed the entry into such agreement under Item 1.01.

Method of Payment

The transaction was completed at a per share purchase price of $6,698, for an aggregate purchase price of $13,396,000. The Purchase Price was paid by issuing 3,940,000 shares of common stock of the Company at an agreed-upon valuation of $3.4 per share.

Purpose and Expected Benefits

The Company has strategically pursued the acquisition of the Target to significantly bolster its presence in the burgeoning Bitcoin mining industry. The completion of this transaction is aimed at expanding the Company’s holdings of Bitcoin assets and enhancing its strategic layout in the Bitcoin mining field, positioning the company at the forefront of cryptocurrency innovation and profitability.

Financial Impact and Future Prospects

The Purchased Shares represent approximately 20% of the issued and outstanding share capital of Target as of the date of the Purchase Agreement. This transaction is anticipated to be accretive to earnings per share and is expected to significantly enhance revenue and profitability through combined operations and market expansion.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.4	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Next Technology Holding Inc.

By:	/s/ Liu Wei Hong
Name:	Wei Hong Liu
Title:	Chief Executive Officer

Dated: April 19th, 2024